UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2025 (February 23, 2025)

Lipella Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	005-93847	20-2388040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 Susquehanna St., Suite 505 Pittsburgh, PA	15208
(Address of registrant’s principal executive office)	(Zip code)

Registrant’s telephone number, including area code: (412) 894-1853

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LIPO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed by Lipella Pharmaceuticals Inc. (the “Company”) with the U.S. Securities Exchange Commission (“SEC”) on December 10, 2024, the Company entered into a placement agent agreement on December 5, 2024 with Spartan Capital Securities, LLC (the “Placement Agent”), which was subsequently amended by an Amendment to Consulting Agreement and Placement Agent Agreement, dated December 10, 2024, by and between the Company and the Placement Agent (such agreement, as amended, the “Placement Agent Agreement”).

On February 23, 2025, the Company and the Placement Agent entered into a Second Amendment to Placement Agent Agreement (the “Second Amendment”), pursuant to which the Placement Agent and the Company agreed to modify certain terms of the Placement Agent Agreement. Pursuant to the Second Amendment, such parties agreed to remove certain at-the-market facility restrictions on the Company in the Placement Agent Agreement and modify a tail provision contained in the Placement Agreement to provide that if the Company receives an investment (other than in the Offering (as defined in the Placement Agent Agreement)) during the period commencing upon the termination of Placement Agent’s engagement under the Placement Agent Agreement and ending one (1) year thereafter from any accredited retail investor who participated in the Offering, the Company will be required to pay the Placement Agent a fee equal to ten percent (10%) of such investment. Additionally, the Company agreed to increase the maximum amount of Shares that investors could purchase in a Mirror Offering (as each such term is defined in the Placement Agent Agreement) to $7,200,000 and to file a Registration Statement (as defined in the Placement Agent Agreement) registering all shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) issuable upon the conversion and exchange of the Company’s securities issued in connection with the Mirror Offering within thirty (30) days of the first closing of such offering and thirty (30) days of each subsequent closing of such offering.

The Company and the Placement Agent also agreed to (i) reduce certain Variable Rate Transaction (as defined in the Placement Agent Agreement) restrictions in the Placement Agent Agreement, such that the Company is only prohibited from effecting or entering into a Variable Rate Transaction without the Placement Agent’s consent, subject to certain exceptions, until the earlier of (x) ninety (90) days after the termination of the Offering and (y) ten (10) business days after the effective date of the Registration Statement in the event that at least $6,000,000 of Shares are sold in the Offering, and (ii) restrict the Company from disposing or agreeing to dispose of its securities, subject to certain exceptions, within ninety (90) days of the third Closing of the Offering without the Placement Agent’s consent if all shares of Common Stock issuable upon the conversion and exchange of the Company’s securities issued in connection with such third Closing are not registered on a Registration Statement.

The forgoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Second Amendment to Placement Agent Agreement, dated as of February 23, 2025, by and between the Company and the Placement Agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2025	Lipella Pharmaceuticals Inc.

	By:	/s/ Jonathan Kaufman
Name: Jonathan Kaufman Title: Chief Executive Officer